Exhibit 99.2
Ascent Industries. Co.
Unaudited Pro Forma Combined Financial Information

Introduction
On December 22, 2023, Specialty Pipe & Tube, Inc. ("SPT") a Delaware corporation and wholly owned subsidiary of Ascent Industries, Co. a Delaware corporation (the "Company"), entered into an Asset Purchase Agreement ("Transaction Agreement") with Specialty Pipe & Tube Operations, LLC., a Delaware limited liability company (the "Purchaser"). Pursuant to the Transaction Agreement, the Company sold to the Purchaser substantially all the assets, and certain specified liabilities, of SPT (the "Transaction"). The total purchase price was $55 million of cash proceeds plus certain closing adjustments.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2023, presents the Company’s consolidated financial position giving pro forma effect to the Transaction as if it had occurred on September 30, 2023. The following unaudited pro forma condensed consolidated statement of income (loss) for the nine months ended September 30, 2023, and consolidated statements of income (loss) for the years ended December 31, 2022 and 2021 present the Company’s consolidated results of operations giving pro forma effect to the Transaction as if it had occurred on January 1, 2021.

The unaudited pro forma condensed consolidated financial statements presented herein have been derived from the Company’s historical consolidated financial statements. While the historical consolidated financial statements reflect the past financial results of the Company, the pro forma condensed consolidated financial statements are included for informational purposes only and are intended to illustrate how the Transaction might have affected the historical consolidated financial statements had it been completed at an earlier time as indicated herein. The Transaction constituted a significant disposition for purposes of Item 2.01 of Form 8-K and these unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, and include adjustments to the extent that they are directly attributable to the Transaction. The following unaudited pro forma condensed consolidated financial statements give rise to the elimination of the net assets and financial performance of the Company's SPT business in accordance with rules and regulations of the U.S. Securities and Exchange Commission (the "SEC".)

These pro forma adjustments are based on currently available information, estimates and assumptions that the Company believes are reasonable in order to reflect, on a pro forma basis, the impact of the Transaction on the Company’s historical information, and are not necessarily indicative of the Company’s future financial position and future results of operations and do not reflect all actions that may be taken by the Company following the closing of the Transaction. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma condensed consolidated financial statements do not reflect the realization of any expected cost savings, synergies or dis-synergies as a result of the Transaction. In connection with the Transaction, the Company executed a Transition Services Agreement with the Purchaser whereby the Company agreed to continue to provide certain services for SPT free of charge for a period of up to six months. We considered the impact of the Transition Services Agreement and determined that no further pro forma adjustments were necessary as the impact of any adjustments would enhance an understanding of the pro forma effects of the Transaction as the agreement is not expected to have a material impact on the unaudited pro forma condensed consolidated balance sheet as of September 30, 2023 or the unaudited pro forma condensed consolidated statements of income (loss) for the nine months ended September 30, 2023 and the years ended December 31, 2022 and 2021.

These unaudited pro forma condensed consolidated financial statements should be read in connection with:
•the Company’s historical audited consolidated financial statements, the accompanying notes and “Managements Discussion of Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 31, 2023; and
•the Company’s unaudited interim historical consolidated financial statements, the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023, filed with the SEC on November 8, 2023.

Exhibit 99.2
Ascent Industries Co.
(Unaudited) Pro Forma Combined Condensed Balance Sheet
(in thousands, except per share data)

	September 30, 2023
	Ascent Historical	Transaction Accounting Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$730	$53,145	(a)	$53,875
Accounts receivable, net of allowance for credit losses	32,910	(3,624)	(b)	29,286
Inventories	83,044	(23,036)	(b)	60,008
Prepaid expenses and other current assets	8,775	(52)	(b)	8,723
Assets held for sale	8,956	—		8,956
Current assets of discontinued operations	620	—		620
Total current assets	135,035	26,433		161,468
Property, plant and equipment, net	31,981	(1,561)	(b)	30,420
Right-of-use assets, operating leases, net	28,170	(45)	(b)	28,125
Intangible assets, net	8,872	—		8,872
Deferred income taxes	9,217	(5,025)	(e)	4,192
Deferred charges, net	128	—		128
Other non-current assets, net	1,782	—		1,782
Long-term assets of discontinued operations	6	$—		6
Total assets	$215,191	$19,802		$234,993

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$25,758	$(2,571)	(b)	$23,187
Accrued expenses and other current liabilities	5,608	677	(c)	6,285
Current portion of note payable	630	—		630
Current portion of long-term debt	2,464	—		2,464
Current portion of operating lease liabilities	1,132	(15)	(b)	1,117
Current portion of finance lease liabilities	296	—		296
Current liabilities of discontinued operations	970	—		970
Total current liabilities	36,858	$(1,909)		34,949
Long-term debt	50,543	—		50,543
Long-term portion of operating lease liabilities	30,051	(31)	(b)	30,020
Long-term portion of finance lease liabilities	1,378	—		1,378
Other long-term liabilities	59	—		59
Total non-current liabilities	82,031	(31)		82,000
Total Liabilities	$118,889	$(1,940)		$116,949
Commitments and contingencies
Shareholders’ equity:
Common stock, par value $1 per share; 24,000,000 shares authorized; 11,085,103 and 10,120,281 shares issued and outstanding, respectively	$11,085	$—		$11,085
Capital in excess of par value	47,189	—		47,189
Retained earnings	47,379	21,742	(d)	69,121
	105,653	21,742		127,395
Less: cost of common stock in treasury - 964,822 and 924,504 shares, respectively	(9,351)	—		(9,351)
Total shareholders' equity	96,302	21,742		118,044
Total liabilities and equity	$215,191	$19,802		$234,993
See accompanying “Notes to Unaudited Pro Forma Combined Financial Information”

Exhibit 99.2
Ascent Industries Co.
(Unaudited) Pro Forma Condensed Consolidated Statements of Income (Loss)
(in thousands, except per share data)

	Nine Months Ended September 30, 2023
	Ascent Historical	Transaction Accounting Adjustments		Pro Forma
Net sales	$184,197	$(32,234)	(f)	$151,963
Cost of sales	167,814	(19,695)	(f)	148,119
Gross profit	16,383	(12,539)		3,844
Selling, general and administrative	22,614	(2,183)	(f)	20,431
Acquisition costs and other	323	(46)	(f)	277
Goodwill impairment	11,389	—		11,389
Operating income (loss) from continuing operations	(17,943)	(10,310)		(28,253)
Other expense (income)
Interest expense	3,217	—		3,217
Other, net	(344)	—	(f)	(344)
Income (loss) from continuing operations before income taxes	(20,816)	(10,310)		(31,126)
Income tax provision (benefit)	(2,350)	(2,267)	(g)	(4,617)
Income (loss) from continuing operations	$(18,466)	$(8,043)		$(26,509)

Net income (loss) per common share from continuing operations:
Basic	$(1.82)			$(2.83)
Diluted	$(1.82)			$(2.83)

Weighted average shares outstanding:
Basic	10,151			10,151
Diluted	10,151			10,151
See accompanying “Notes to Unaudited Pro Forma Combined Financial Information”

Exhibit 99.2
Ascent Industries Co.
(Unaudited) Pro Forma Condensed Consolidated Statements of Income (Loss)
(in thousands, except per share data)

	For the year ended December 31, 2022
	Ascent Historical	Transaction Accounting Adjustments		Pro Forma
Net sales	$414,147	$(50,435)	(f)	$363,712
Cost of sales	357,614	(28,962)	(f)	328,652
Gross profit	56,533	(21,473)		35,060
Selling, general and administrative	34,952	(4,637)	(f)	30,315
Acquisition costs and other	1,200	—		1,200
Earn-out adjustments	(7)	—		(7)
Operating income (loss) from continuing operations	20,388	(16,836)		3,552
Other expense (income)
Interest expense	2,742	—		2,742
Other, net	(209)	—		(209)
Income (loss) from continuing operations before income taxes	17,855	(16,836)		1,019
Income tax provision (benefit)	(4,211)	(3,613)	(g)	(7,824)
Income (loss) from continuing operations	$22,066	$(13,223)		$8,843

Net income (loss) per common share from continuing operations:
Basic	$2.16			$0.86
Diluted	$2.12			$0.85

Weighted average shares outstanding:
Basic	10,230			10,230
Diluted	10,410			10,410
See accompanying “Notes to Unaudited Pro Forma Combined Financial Information”

Exhibit 99.2
Ascent Industries Co.
(Unaudited) Pro Forma Condensed Consolidated Statements of Income (Loss)
(in thousands, except per share data)

	For the year ended December 31, 2021
	Ascent Historical	Transaction Accounting Adjustments		Pro Forma
Net sales	$334,715	$(40,539)	(f)	$294,176
Cost of sales	273,949	(25,682)	(f)	248,267
Gross profit	60,766	(14,857)		45,909
Selling, general and administrative	30,144	(5,549)	(f)	24,595
Acquisition costs and other	1,001	—		1,001
Proxy contest costs and recoveries	168	—		168
Earn-out adjustments	1,872	—		1,872
Asset impairment	233	—		233
Operating income (loss) from continuing operations	27,348	(9,308)		18,040
Other expense (income)
Interest expense	1,486	—		1,486
Loss on extinguishment of debt	223	—		223
Change on fair value of interest rate swaps	(2)	—		(2)
Other, net	143	187	(f)	330
Income (loss) from continuing operations before income taxes	25,498	(9,495)		16,003
Income tax provision (benefit)	5,253	(2,039)	(g)	3,214
Income (loss) from continuing operations	$20,245	$(7,456)		$12,789

Net income (loss) per common share from continuing operations:
Basic	$2.17			$1.37
Diluted	$2.14			$1.35

Weighted average shares outstanding:
Basic	9,340			9,340
Diluted	9,456			9,456
See accompanying “Notes to Unaudited Pro Forma Combined Financial Information”

Exhibit 99.2
Ascent Industries Co.
Notes to Unaudited Pro Forma Condensed Information
(amounts in thousands)
a)Represents the estimated cash proceeds received from the disposition of SPT less the escrow amount, comprised of the base purchase price of $55,000 offset by (i) the estimated working capital adjustment of $422 based on the net working capital of SPT as of September 30, 2023, (ii) estimated indebtedness of $274 (iii) transaction costs of $993 and (iv) the escrow amount of $165.

b)Represents the elimination of the assets and liabilities associated with the disposition of SPT of $3,789, offset by the accrual for the escrow amount of $165.

c)Represents the elimination of liabilities (accrued expenses) associated with the disposition of SPT of $316, offset by the accrual for additional transaction costs of $993 incurred subsequent to September 30, 2023, in connection with the disposition of SPT that are not reflected in the Company's historical financial statements as of September 30, 2023.

d)Represents the impact of the estimated pro forma gain on the disposition of SPT, which is calculated as the difference between total consideration received for the disposition of SPT (including the escrow amount) of $53,310 and the net assets of SPT presented in its historical balance sheet as of September 30, 2023 amounting to $25,550, net of transaction costs incurred after September 30, 2023 of $993 and taxes (refer to adjustment (e) below). The estimated pro forma gain on disposal has been adjusted within the pro forma condensed consolidated balance sheet above as this gain is not reflected within the Company's historical financial statements through September 30, 2023. The actual gain on disposal will be based on the balance sheet information as of the closing of the disposition of SPT and may differ significantly. The pro forma gain on disposal has not been reflected in the unaudited pro forma condensed consolidated statements of operations as this amount pertains to discontinued operations and does not impact income from continuing operations.

e)Represents the estimated tax expense resulting from the gain on the disposition of SPT. The Company estimates that the federal and state tax effected gain will be offset by year-to-date net operating losses, reflected as a decrease to the net deferred tax asset.

f)Represents the elimination of operations relating to the disposition of SPT.

g)Represents the impact to the annual tax provision recorded in connection with the historical operations of SPT.